SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.   20549




                            FORM 8-K



                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of

               The Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported)   April 25, 1996


                          DANAHER CORPORATION
          (Exact name of registrant as specified in its charter)


                 DELAWARE             1-8089         59-1995548
     (State or other jurisdiction   (Commission   (IRS  Employer
            of incorporation)   File Number)   Identification No.)


       1250 24th Street, N.W.   Washington, D.C.    20037
       (Address of principal executive offices)   (Zip Code)


     Registrant's telephone number, including area code  202-828-0850



          (Former name or former address, if changed since last report.)

Item 5.   Other Events

          Danaher Corporation made the following press release on April 25, 1996:

          WASHINGTON, D.C.,   April 25, 1996 -- Danaher Corporation
     (NYSE:DHR) announced today that it has extended its $27 cash tender offer for all outstanding shares of Acme-Cleveland Corporation (NYSE:AMT) until 5:00 p.m., New York City time, on May 8, 1996, unless further extended. The offer, which is being made by a wholly owned subsidiary of Danaher, was originally scheduled to expire at 5:00 p.m., New York City time, April 25, 1996.
          A total of approximately 35,000 Acme shares were tendered as of the close of business on April 24, 1996.
          Danaher Corporation is a leading manufacturer of tools and components and process/environmental controls .



                           SIGNATURES

          Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              DANAHER CORPORATION



                              By:  /s/ C. Scott Brannan
                                   C. Scott Brannan
                                   Vice President and Controller